AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 2003

                                                      REGISTRATION NO. 333-74190
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________


                              CARNIVAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         REPUBLIC OF PANAMA                             59-1562976
    (STATE OR OTHER JURISDICTI              (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)


                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               ARNALDO PEREZ, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              CARNIVAL CORPORATION
                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              JOHN C. KENNEDY, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 373-3000
                             ______________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Not applicable.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _________

                  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _________

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 _______________

================================================================================

                                EXPLANATORY NOTE

                  Pursuant to a Registration Statement on Form S-3 (File No. 333-74190) (the "Registration Statement"), Carnival Corporation (the "Company") registered the resale (the "Offering") by the selling securityholders named therein of (i) up to $1,051,175,000 aggregate principal amount of Liquid Yield Option(TM) Notes due 2021 (the "LYONs") and (ii) up to 17,446,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (plus an indeterminate number of additional shares of Common Stock that could be issued upon conversion of the LYONs as a result of conversion price adjustments). The Registration Statement was declared effective on December 6, 2001.

                  The Company is no longer required to keep the Registration Statement effective pursuant to the terms of the Registration Rights Agreement, dated as of October 24, 2001, among the Company, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner and Smith Incorporated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of withdrawing from registration the LYONs and shares of Common Stock that were not sold in the Offering.















_____________________________

((TM))   Trademark of Merrill Lynch & Co., Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on October 24, 2003.

                                   CARNIVAL CORPORATION


                                   By:  /s/ Gerald R. Cahill
                                        ---------------------------------------
                                        Name:   Gerald R. Cahill
                                        Title:  Senior Vice President - Finance
                                                and Chief Financial and
                                                Accounting Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed on October 24, 2003 by the following persons in the capacities indicated.

     SIGNATURES                                 TITLE                           DATE
     ----------                                 -----                           ----
         *                              Director, Chairman of the Board    October 24, 2003
-----------------------------           and Chief Executive Officer
     Micky Arison                       (Principal Executive Officer)


         *                              Director, Vice-Chairman of the     October 24, 2003
-----------------------------           Board and Chief Operating
     Howard S. Frank                    Officer


/s/ Gerald R. Cahill                    Senior Vice President--Finance     October 24, 2003
-----------------------------           and Chief Financial and
     Gerald R. Cahill                   Accounting Officer
                                        (Principal Financial Officer
                                        and Principal Accounting
                                        Officer)


         *                              Director                           October 24, 2003
-----------------------------
     Robert H. Dickinson


/s/ Pier Luigi Foschi                   Director                           October 24, 2003
-----------------------------
     Pier Luigi Foschi

     SIGNATURES                                 TITLE                           DATE
     ----------                                 -----                           ----
         *                              Director                           October 24, 2003
-----------------------------
     A. Kirk Lanterman


                                        Director                           October __, 2003
-----------------------------
     Peter G. Ratcliffe


         *                              Director                           October 24, 2003
-----------------------------
     Stuart Subotnick


/s/ Richard G. Capen, Jr.               Director                           October 24, 2003
-----------------------------
     Richard G. Capen, Jr.


         *                              Director                           October 24, 2003
-----------------------------
     Arnold W. Donald


                                        Director                           October __, 2003
-----------------------------
     Baroness Hogg


                                        Director                           October __, 2003
-----------------------------
     Modesto A. Maidique


                                        Director                           October __, 2003
-----------------------------
     John P. McNulty


                                        Director                           October __, 2003
-----------------------------
     Sir John Parker


                                        Director                           October __, 2003
-----------------------------
     Uzi Zucker



* By:    /s/ Gerald R. Cahill
         -----------------------------
         Gerald R. Cahill
         Attorney-in-Fact